Exhibit 99.1

SideChannel Reports FY 2026 Second Quarter Results

Financial results conference call on Tuesday, May 12 @ 4:30 P.M. ET

WORCESTER, MA / ACCESSWIRE / MAY 12, 2026 / SideChannel, Inc. (OTCQB:SDCH) (“SideChannel” or the “Company”), a leading provider of cybersecurity services and technology to emerging to enterprise companies, today announced its financial results for the second quarter of the fiscal year ending September 30, 2026 (“FY 2026”).

FY 2026 Second Quarter Highlights

●	Revenue of $1.6 million, representing $318 thousand, or 16.8%, less than fiscal year ended September 30, 2025 (“FY 2025”) second quarter revenue of $1.9 million.
●	Gross margin of 53.5%, 380 basis points higher than 49.7% gross margin for FY 2025.
●	Operating expenses increased $289 thousand, or 28.8%, compared to FY 2025.
●	Net loss of $444 thousand, or $0.10 per share, versus net loss of $54 thousand, or $0.01 per share, in FY 2025.
●	Trailing twelve-month revenue retention of 66.8% as of March 31, 2026, compared to 63.6% as of September 30, 2025.
●	Cash, cash equivalents, and short-term investments decreased by $854 thousand from September 30, 2025, to an ending balance of $311 thousand at March 31, 2026.

Summary of FY 2026 Year to Date Results (Six Months Ended March 31, 2026)

●	Revenue of $3.4 million; $452 thousand or 11.9% less than FY 2025.
●	Gross margin of 52.3%; 460 basis points higher than 47.7% gross margin for FY 2025.
●	Operating expenses increased $518 thousand, or 24.9%, compared to FY 2025.
●	Net loss of $840 thousand or $0.19 per share versus a net loss of $249 thousand or $0.06 per share in FY 2025.

SideChannel will host a conference call on May 12, 2026, at 4:30 P.M. Eastern Time to discuss its FY 2026 second quarter results and provide an update on the Company’s initiatives.

Management Comments

Commenting on the results for the quarter ended March 31, 2026, Brian Haugli, SideChannel’s President, Chief Executive Officer and Chairman of the Board, said, “Our second quarter operating expense increase reflects targeted investment in selling and marketing. These are the inputs required to scale a platform business. We remain focused on managing operating cash carefully as we scale our Enclave platform alongside our fractional vCISO and security services practice.”

Mr. Haugli continued, “The marketing and partnership investments we have made are translating into measurable progress on retention and margin. Trailing twelve-month revenue retention improved to 66.8% from 63.6% at fiscal year-end, and gross margin expanded 380 basis points to 53.5%. Our priority through the balance of fiscal 2026 is to convert Enclave pipeline into recurring revenue while maintaining the operating discipline that supported this quarter’s margin expansion.”

CALL INFORMATION

Date:	Tuesday May 12, 2026, at 4:30 P.M. Eastern Time

Dial In:	Toll Free: 888-506-0062
International: 973-528-0011
Participant Access Code: 709348

A webcast of the call will also be available: https://www.webcaster5.com/Webcast/Page/2071/53379

Participants may register in advance for the call using the webcast link.

The call will include management remarks and a live question and answer session. Questions may be submitted prior to the meeting using ir@sidechannel.com.

The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, is expected to be filed today with the Securities and Exchange Commission and will be available at https://investors.sidechannel.com/sec-filings.

Financial tables follow.

SIDECHANNEL, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Revenues	$1,576	$1,894	$3,350	$3,802
Cost of revenues	733	953	1,598	1,987
Gross profit	843	941	1,752	1,815

Operating expenses
General and administrative	724	655	1,400	1,315
Selling and marketing	388	227	846	494
Research and development	179	120	354	273
Total operating expenses	1,291	1,002	2,600	2,082
Operating loss	(448)	(61)	(848)	(267)

Other income, net	6	9	13	22
Net loss before income tax expense	(442)	(52)	(835)	(245)

Income tax expense	2	2	5	4
Net loss	$(444)	$(54)	$(840)	$(249)
Net loss per common share – basic and diluted	$(0.10)	$(0.01)	$(0.19)	$(0.06)
Weighted average common shares outstanding – basic and diluted	4,497,378	4,382,878	4,471,765	4,364,524

The Company’s weighted average common shares outstanding and net loss per common share – basic and diluted for the three and six months ended March 31, 2025, have been retroactively restated for the 52:1 reverse stock split that became effective on January 22, 2026.

SIDECHANNEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31, 2026	September 30, 2025
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$311	$1,065
Short-term investments	-	100
Accounts receivable, net	548	553
Prepaid expenses and other current assets	396	374
Total current assets	1,255	2,092

Fixed assets	9	17
Goodwill	1,356	1,356
Total assets	$2,620	$3,465

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$331	$515
Deferred revenue	864	801
Income taxes payable	11	6
Total current liabilities	1,206	1,322

Total liabilities	1,206	1,322

Commitments and contingencies

Common stock, $0.001 par value, 681,000,000 shares authorized; 4,572,757 and 4,446,713 shares issued and outstanding as of March 31, 2026, and September 30, 2025	5	4
Additional paid-in capital	22,984	22,874
Accumulated deficit	(21,575)	(20,735)
Total stockholders’ equity	1,414	2,143
Total liabilities and stockholders’ equity	$2,620	$3,465

About SideChannel

Our mission is to make cybersecurity simple and accessible for mid-market and emerging companies, a market that we believe is currently underserved. We believe that our cybersecurity product and service offerings provide cybersecurity and privacy risk management solutions for our customers. We anticipate that our target customers will continue to need cost-effective security solutions. We continue to expand our catalogue of services and solutions to address the cybersecurity needs of our customers, including virtual Chief Information Security Officer (“vCISO”), cyber program strategy, zero trust, third-party risk management, compliance readiness, cloud security services, privacy, threat intelligence, managed end-point security solutions, and cybersecurity awareness.

We are marketing and selling Enclave, a proprietary software product that simplifies important cybersecurity tasks to achieve “microsegmentation.” By combining zero trust network access with certificate management and machine identity, Enclave seamlessly creates a unified security architecture that eliminates traditional network vulnerabilities. This integration enables IT teams to enforce precise access policies based on verified machine identities. Certificate-based identities allow a simplified management for any certificate-based communication, while the zero trust framework continuously validates every connection attempt. This powerful combination delivers robust security without the typical management overhead, allowing organizations to implement sophisticated microsegmentation strategies with remarkable simplicity and minimal resource requirements. Learn more at sidechannel.com.

Investors and shareholders are encouraged to receive press releases and industry updates by subscribing to the investor email newsletter and following SideChannel on X and LinkedIn.

You may contact us at:

SideChannel

146 Main Street, Suite 405

Worcester, MA 01608

Investor Contact

Ryan Polk

ir@sidechannel.com

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of SideChannel’s future expectations, plans and prospects. In particular, when used in the preceding discussion, the words “believes”, “hopes”, “expects”, “intends”, “plans”, “anticipates”, “potential”, “could”, “should” or “may”, and similar conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause SideChannel’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. These risk factors include, but are not limited to: that we have incurred net losses since inception, our need for additional funding, the substantial doubt about our ability to continue as a going concern, and the terms of any future funding we raise; our ability to grow revenues from our Enclave product; our dependence on current management and our ability to attract and retain qualified employees; competition for our products; our ability to develop and successfully introduce new products, improve current products and innovate; unpredictability in our operating results; our ability to retain existing licensees and add new licensees; our ability to manage our growth; our ability to protect our intellectual property (IP), enforce our IP rights and defend against claims that we infringed on the IP of others; the risk associated with the concentration of our cash in financial institutions at levels above the amount protected by FDIC insurance; and other risk factors included from time to time in documents we file with the Securities and Exchange Commission, including, but not limited to, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These reports are available at www.sec.gov.

Other unknown or unpredictable factors also could have material adverse effects that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Further, factors that we do not presently deem material as of the date of this release may become material in the future. The forward-looking statements included in this press release are made only as of the date hereof. SideChannel cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SideChannel undertakes no obligation to update these forward-looking statements after the date of this release, except as required by law, nor any obligation to update or correct information prepared by third parties.